Exhibit 99.1

PRESS RELEASE

Reviva Pharmaceuticals Holdings, Inc. Reports Second Quarter 2022
Financial Results and Recent Business Highlights

- Enrollment on pace for ongoing pivotal Phase 3 RECOVER trial -

- Topline data for RECOVER evaluating brilaroxazine for schizophrenia expected in mid-2023 –

- $19.4 Million in Cash as of June 30, 2022 -

Cupertino, Calif., August 15, 2022 – Reviva Pharmaceuticals Holdings, Inc. (NASDAQ: RVPH) (“Reviva” or the “Company”), a clinical-stage pharmaceutical company developing therapies that seek to address unmet medical needs in the areas of central nervous system (CNS), cardiovascular, metabolic, and inflammatory diseases, today reported financial results for the second quarter ended June 30, 2022 and summarized recent business highlights.

“This quarter our focus remained on further advancing the clinical development of our lead asset, brilaroxazine, in the ongoing pivotal Phase 3 RECOVER study to assess the safety and efficacy in patients with schizophrenia,” said Laxminarayan Bhat, Ph.D., Founder, President, and CEO of Reviva. “With over 20% of the approximately 400 patients planned already enrolled, we remain on pace across the 15 sites in the United States, and we anticipate an acceleration in enrollment with the initiation of additional sites in Europe and India by the end of September.”

Dr. Bhat added, “We believe brilaroxazine has broad therapeutic potential beyond schizophrenia, and we continue to actively explore non-dilutive financing opportunities, including partnerships, to support expansion into other indications arising from underlying dysfunction in serotonin and dopamine signaling including attention deficit hyperactive disorder (ADHD) and pulmonary arterial hypertension (PAH), as well as bipolar disorder, major depressive disorder (MDD), and idiopathic pulmonary fibrosis (IPF).”

Second Quarter 2022 and Recent Business Highlights

●	Enrollment update reporting over 20% of the approximately 400 patients planned for pivotal Phase 3 trial already enrolled (July 2022)

●	Developing Phase 2a trial protocols for studies of brilaroxazine in attention deficit hyperactivity disorder (ADHD) and pulmonary arterial hypertension (PAH) (July 2022)

●

Hosted key opinion leader webinar on brilaroxazine for schizophrenia and other neuropsychiatric disorders, featuring presentations by Leslie Citrome, MD (New York Medical College) & Larry Ereshefsky, PharmD (Apex Innovative Sciences) (May 2022)

Anticipated Milestones and Events

●	Enrollment initiation at sites in Europe and India for RECOVER Phase 3 study expected in Q3 2022

●	Topline data for pivotal Phase 3 trial evaluating brilaroxazine for the treatment of schizophrenia anticipated in mid-2023

PRESS RELEASE

●

May initiate Phase 2a studies in bipolar disorder, major depressive disorder (MDD), attention deficit hyperactive disorder (ADHD), pulmonary arterial hypertension (PAH) and idiopathic pulmonary fibrosis (IPF) subject to the receipt of non-dilutive financing

●	Pursue strategic partnership opportunities for the development of our pipeline

●	Evaluate grant and other non-dilutive financing opportunities for product candidates from Federal and State Healthcare Agencies and Foundations

Second Quarter 2022 Financial Results

The Company reported a net loss of approximately $5.3 million, or ($0.29) per share, for the three months ended June 30, 2022, compared to a net loss of approximately $1.6 million, or ($0.12) per share, for the same period in 2021.

As of June 30, 2022, the Company’s cash totaled approximately $19.4 million compared to approximately $29.7 million as of December 31, 2021.

Reviva believes that based on the current operating plan and financial resources, the Company’s cash as of June 30, 2022 will be sufficient to fund its current operating plans through at least March 2023.

First Six Months Fiscal Year 2022 Financial Results

The Company reported a net loss of approximately $12.7 million, or ($0.69) per share, for the six months ended June 30, 2022, compared to a net loss of approximately $2.6 million, or ($0.23) per share, for the same period in 2021.

About Reviva

Reviva is a clinical-stage biopharmaceutical company that discovers, develops and seeks to commercialize next-generation therapeutics for diseases representing unmet medical needs and burdens to society, patients, and their families. Reviva’s current pipeline focuses on the central nervous system, respiratory and metabolic diseases. Reviva’s pipeline currently includes two drug candidates, RP5063 (brilaroxazine) and RP1208. Both are new chemical entities discovered in-house. Reviva has been granted composition of matter patents for both RP5063 and RP1208 in the United States (U.S.), Europe, and several other countries.

PRESS RELEASE

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act, as amended, including those relating to the Company’s RECOVER trial, product development, clinical and regulatory timelines and expenses, market opportunity, ability to raise sufficient funding, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statements that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Corporate Contact:

Reviva Pharmaceuticals Holdings, Inc.

Laxminarayan Bhat, PhD

www.revivapharma.com

Investor Relations Contact:

LifeSci Advisors, LLC

Bruce Mackle

bmackle@lifesciadvisors.com

PRESS RELEASE

REVIVA PHARMACEUTICALS HOLDINGS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30,	December 31,
	2022	2021
Assets
Cash	$19,420,062	$29,687,944
Prepaid expenses and other current assets	1,223,399	1,716,057

Total Assets	$20,643,461	$31,404,001

Liabilities and Stockholders' Equity

Liabilities
Accounts payable	$2,553,225	$509,583
Accrued expenses and other current liabilities	1,924,157	1,835,228
Total current liabilities	4,477,382	2,344,811
Warrant liabilities	105,699	372,730
Total Liabilities	4,583,081	2,717,541

Commitments and contingencies (Note 8)

Stockholders' equity
Common stock, par value of $0.0001; 115,000,000 shares authorized; 15,133,286 and 14,433,286 shares issued and outstanding as of June 30, 2022, and December 31, 2021, respectively	1,513	1,443
Additional paid-in capital	95,596,548	95,516,986
Accumulated deficit	(79,537,681)	(66,831,969)
Total stockholders' equity	16,060,380	28,686,460

Total Liabilities and Stockholders' Equity	$20,643,461	$31,404,001

PRESS RELEASE

REVIVA PHARMACEUTICALS HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
For the Three Months Ended June 30, 2022 and 2021

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating expenses
Research and development	$4,514,389	$374,329	$10,344,407	$765,490
General and administrative	1,005,099	1,415,773	2,625,238	2,897,540
Total operating expenses	5,519,488	1,790,102	12,969,645	3,663,030
Loss from operations	(5,519,488)	(1,790,102)	(12,969,645)	(3,663,030)
Other income (expense)
Gain on remeasurement of warrant liabilities	178,021	189,146	267,031	1,112,626
Interest and other income (expense), net	7,684	(3,549)	7,452	(3,401)
Total other income (expense), net	185,705	185,597	274,483	1,109,225
Loss before provision for income taxes	(5,333,783)	(1,604,505)	(12,695,162)	(2,553,805)
Provision for income taxes	6,921	3,902	10,550	3,902
Net loss	$(5,340,704)	$(1,608,407)	$(12,705,712)	$(2,557,707)

Net loss per share:
Basic and diluted	$(0.29)	$(0.12)	$(0.69)	$(0.23)

Weighted average shares outstanding
Basic and diluted	18,466,586	12,874,961	18,466,586	10,961,449